Exhibit 99.1

March 23, 2023

SAIC Signs Definitive Agreement to Sell Its Logistics and Supply Chain Management Business to ASRC Federal for $350 Million

Reston, Va., March 23, 2023 – Science Applications International Corp. (NYSE: SAIC) announced today that it has signed a definitive agreement to sell its logistics and supply chain management business to ASRC Federal Holding Company, LLC (“ASRC Federal”), a subsidiary of Arctic Slope Regional Corporation, for $350 million in cash. The transaction is expected to close in the first half of SAIC’s fiscal year 2024, subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals.

“Today’s announcement represents a milestone in SAIC’s priority to shape our portfolio and advance our strategy,” said Nazzic Keene, Chief Executive Officer at SAIC. “The agreement allows for seamless transition and continued support for the logistics and supply chain management business and their important customer missions, while enabling SAIC to concentrate resources in our Growth & Technology Accelerant areas of focus. These areas include Secure Cloud, Enterprise IT and Systems Integration & Delivery which now account for more than 30% of SAIC revenue.”

SAIC’s logistics and supply chain solutions are used by the Defense Logistics Agency to manage multiple supply chains for the agency’s customers. Approximately 240 employees will transition to ASRC Federal upon close of the sale.

Jefferies LLC served as the exclusive financial advisor and King & Spalding LLC served as legal counsel to SAIC. Gibson, Dunn & Crutcher LLP served as legal counsel to ASRC Federal.

About SAIC
SAIC® is a premier Fortune 500® technology integrator driving our nation’s technology transformation. Our robust portfolio of offerings across the defense, space, civilian and intelligence markets includes secure high-end solutions in engineering, digital, artificial intelligence and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective and efficient solutions that are critical to achieving our customers' missions. We are approximately 26,000 strong; driven by mission, united by purpose, and inspired by opportunities. SAIC is an Equal Opportunity Employer, fostering a culture of diversity, equity and inclusion, which is core to our values and important to attract and retain exceptional talent. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.4 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements
Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” “may,” “will” and similar words or phrases. Forward-looking statements in this release may include, among others, statements that refer to the sale or divestiture of the logistics and supply chain business to ASRC Federal (the “Transaction”), and any statements regarding the expected timing, and anticipated benefits, of the Transaction, and timing or satisfaction of regulatory and other closing conditions, anticipated growth opportunities within our business segments, plans, objectives and strategies for future operations, and any statements concerning current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include, but are not limited to, the following: uncertainties relating to the timing of the consummation of the Transaction; the possibility that any or all of the conditions to consummate the Transaction may not be satisfied or waived in a timely manner or at all, including delays in or the failure to receive required regulatory approvals; the effect of the announcement or pendency of the Transaction on the SAIC's ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; risks relating to potential diversion of management attention from SAIC’s ongoing business operations; and those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

Media Contact:
Thais Hanson
703.676.8215 | publicrelations@saic.com